UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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DELTA SEABOARD INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)
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INFORMATION STATEMENT
OF
DELTA SEABOARD INTERNATIONAL, INC.
601 Cien Street, Suite 235
Kemah, TX 77565-3077
(281) 334-9479

June 25, 2012

Dear Stockholder:

On April 3, 2012, the Board of Directors of Delta Seaboard International, Inc., a Nevada corporation (hereinafter, the “Company” or “Delta”) approved the following corporate actions by the Joint Written Consent of the Board of Directors and Majority Stockholders:
(i) The sale of all of the assets of Delta's wholly-owned subsidiary, Delta Seaboard Well Service, Inc., a Texas corporation ("DSWSI"), to Delta Seaboard, LLC (the "DLLC"), a Texas limited liability company that is owned and controlled by Robert W. Derrick, Jr. and Ronald D. Burleigh, Delta's president and director and vice-president and director, respectively, pursuant to an asset purchase agreement (the “Agreement”) as described in the accompanying proxy materials;
(ii) An amendment to Delta's Articles of Incorporation to: (a) effect a reverse stock split of the Company's Common Stock, par value $0.001 per share (“Common Stock”) pursuant to which the 74,662,007 outstanding shares of the Company's Common Stock, par value $0.0001, will be subject to a reverse split on a One for One Hundred (1:100) basis (the “Reverse Split”) and the change the name of the Company from Delta Seaboard International, Inc. to American International Holdings Corp. ( the “Name Change”); and
(iii) elect three (3) persons to the Company's Board of Directors.

This Information Statement will be sent to you for information purposes only and you are not required to take any action.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

By: /s/ Daniel Dror
Daniel Dror
Chief Executive Officer, President, and Chairman
Houston, Texas
June 25, 2012

DELTA SEABOARD INTERNATIONAL, INC.
601 Cien Street, Suite 235
Kemah, TX 77565-3077
(281) 334-9479

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

General

This Information Statement is being filed by Delta Seaboard International, Inc. (the "Company" or "Delta") with the Securities and Exchange Commission (the "SEC") on June 12, 2012, in connection with the corporate actions ratified and approved by the Joint Written Consent of the Board of Directors and the Majority Stockholders (the "Joint Consent") of the Company, dated April 3, 2012, to: (i) sell all of the assets of its former wholly-owned subsidiary, Delta Seaboard Well Service, Inc. ("DSWSI"), pursuant to the terms of  an asset purchase agreement (the “Agreement”) by and between the Company, DSWSI, Delta Seaboard, LLC (the "DLLC"), a Texas limited liability company owned and controlled by Robert W. Derrick, Jr. and Ronald D. Burleigh, formerly Delta's president and director and vice-president and director, respectively and American International Industries, Inc., Delta's corporate parent ("American"); (ii) implement a reverse stock split of the 74,662,007 issued and outstanding shares of the Company's Common Stock on a One for One Hundred (1:100) basis (the "Reverse Split") and change the Company’s name from Delta Seaboard International, Inc. to American International Holdings Corp. (the "Name Change"); and (iii) elect three (3) directors to serve on our board until the next annual meeting of shareholders or until their successors are elected and qualified.

The Joint Consent was duly adopted by the Company pursuant to the provisions of Chapter 78.2055 of the Nevada Revised Statute (“NRS”) and is attached hereto as Exhibit A.1. The Agreement providing for the sale by the Company of DSWSI is attached hereto as Exhibit A.2. The Company's financial statements for the period ended March 31, 2012, which are part of the Company's Form 10-Q filed with the SEC on May 15, 2012, are attached hereto as Exhibit B.

Pursuant to the provisions of Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), the corporate actions approved by the Joint Consent cannot become effective until twenty (20) days from the date of mailing of the Definitive Information Statement to our stockholders. This Information Statement shall constitute notice to our stockholders of the above action taken by the Joint Written Consent of the Board of Directors and the Majority Stockholders on April 3, 2012 with respect to the Agreement, the 2012 Amended Articles and the Name Change.

Upon the filing by the Company with the SEC and the contemporaneous mailing to stockholders of the Definitive Information Statement, the Company will file with the State of Nevada Articles of Amendment to the Company's Articles of Incorporation and submit to the Financial Industry Regulatory Authority ("FINRA") such other appropriate documentation for the purpose of securing FINRA approval of the Reverse Split and Name Change. New Common Stock certificates will not be issued to stockholders on the effective date of the Reverse Split and Name Change (the "Effective Date"), but rather, new certificates may be issued subsequently with respect to any certificates being submitted to the Company's transfer agent, First American Stock Transfer Company, Inc. (the "Transfer Agent") upon a sale or exchange, or for any other purpose. No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive fractional shares because they hold the number of shares of Common Stock that is not evenly divisible by 100 will have the number of shares to which they are entitled rounded up to the nearest whole number of shares. No stockholder will receive cash in lieu of a fractional share.

The Company's Common Stock is currently subject to quotation on the OTC Market under the symbol “HMDI.” Upon the Effective Date of the Reverse Split and Name Change, FINRA will assign a new symbol to the Company’s Common Stock and add the letter “D” to the new symbol for a period of twenty (20) business days to indicate to the brokerage and investment community that the Reverse Split and Name Change has occurred. On the twentieth (20th) business day FINRA will remove the letter "D" from the newly assigned symbol.

Joint Consent Approving the Corporate Actions

On April 3, 2012, the Company's Board of Directors and Majority Stockholders executed the Joint Consent ratifying and approving: the Agreement, which authorized the sale of all of the assets of DSWSI, a wholly-owned subsidiary of Delta, to DLLC; the Reverse Split and the Name Change, and the election of three (3) directors. The Company's Majority Stockholders set forth in the table below, who owned a total of  48,823,501 shares or approximately 65.3% of the Company's issued and outstanding Common Stock, voted to approve the corporate actions by the holders of a majority of all Common Stock issued and outstanding as of April 3, 2012. The following table shows how many shares of Common Stock voted to approve the proposals, including votes by the Certain Affiliated Persons own:

Name and Address of Consenting Stockholders	Beneficial Owner of Common Stock	Percent of Class (1)
Robert W. Derrick, Jr., Former President and Director 212 W. Sam Houston Parkway North Houston, TX 77043	15,963,566 shares	21.3%
American International Industries, Inc., Corporate Parent 601 Cien Street, Suite 235 Kemah, TX 77565	32,859,935 shares	44.0%
Total	48,823,501 shares	65.3%
(1) Based up 74,662,007 shares of Common Stock issued and outstanding as of April 3, 2012.

The Company’s Business Objective

The Company's current business objective is to become an operating company, by seeking a business combination with an operating company, acquiring assets or other means ("Business Objective"). We intend to use the Company's limited personnel but significant cash resources and liquidity resulting from the sale of DSWSI in connection with fulfilling its Business Objective. The Company will utilize its capital stock, debt or a combination of capital stock and debt, together with its financial resources, in furtherance of its Business Objective.

It may be expected that entering into one or more transactions in pursuit of its Business Objective will involve the issuance of restricted shares of capital stock. The issuance of additional shares of our Common Stock or other capital stock that may be convertible into Common Stock:
• may significantly reduce the equity interest of our existing stockholders;
• may cause a change in control if a substantial number of our shares of Common Stock or other capital stock are issued and may also result in the resignation or removal of our present officers and directors; and
• may adversely affect the prevailing market price for our Common Stock.
Similarly, if we issued debt securities, it could result in:
• default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;
• acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenants were breached without a waiver or renegotiations of such covenants;
• our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and
• our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

SUMMARY TERM SHEET

The following summary briefly describes the material terms of the Company's sale of all of the assets of DSWSI, our wholly-owned subsidiary, to an entity owned and controlled by Delta's former management, pursuant to the Asset Purchase Agreement. While this summary describes the material terms, the Information Statement contains a more detailed description of these terms. A copy of the Agreement is attached hereto as Exhibit A.1.
• Delta is a Nevada corporation and through its former wholly-owned subsidiary, DSWSI, a Texas corporation, provided well site services including a broad range of products and services used by oil companies and independent oil and natural gas companies operating in South and East Texas, and the Gulf Coast market. Delta's services include workover services, plugging and abandonment, and well completion and recompletion services;

• Delta Seaboard, LLC (“DLLC”) is a Texas limited liability corporation and was formed by Messrs. Derrick and Burleigh for the purpose of acquiring DSWSI from Delta pursuant to the Agreement;
• Certain Affiliated Persons, namely Robert W. Derrick, Jr. and Ronald D. Burleigh, respectively, were the principal stockholders of Delta and are the owners of DLLC, and American International Industries, Inc. (“American”) was a control stockholder of Delta and is now the owner of 64,785,677 shares or approximately 86.8% of Delta's Common Stock; and
• Asset Purchase Agreement – The Company, DSWSI, DLLC and American entered into the Agreement, dated as of April 3, 2012, pursuant to which the Company sold and DLLC acquired 100% of the assets of DSWSI, including the name "Delta Seaboard" (the “DSWSI Assets”). This transaction resulted in the sale of all of the assets of the Company. Pursuant to the terms of the Agreement, Delta: (i) sold all of the assets of DSWSI to DLLC; (ii) Messrs. Derrick and Burleigh resigned as executive officers and as members of Delta’s board of directors; (iii) Mr. Derrick resigned as a director of American; and (iv) Messrs. Derrick and Burleigh transferred and assigned all of their 31,925,832 Delta shares, representing approximately 45% of Delta's outstanding Common Stock and valued at $1,075,000, to American. In consideration for the sale of all of the assets of DSWSI to DLLC, DLLC paid Delta $1,600,000 in cash and executed a 5 year note bearing interest at 5% per annum in the face amount of $1,400,000 (the "Note"). The Note, which is personally guaranteed by Messrs. Derrick and Burleigh and is secured by the 3.2 acre parcel on which the business of DSWSI is located (the "DSWSI Property"), provides for the mandatory prepayment of the principal and interest in full upon the sale of the DSWSI Property, which is presently listed for sale at $4.25 million. Delta will receive additional consideration from DLLC equal to the amount that DLLC receives from the planned sale of the 3.2 acre property in excess of $3 million.
• Reasons for the Sale of all of DSWSI’s Assets - The Company’s Board of Directors considered a number of factors in deciding to sell all of the assets of its wholly-owned subsidiary, DSWSI. Those factors included, among others: the poor business outlook of DSWSI's business; Delta’s inability of raising sufficient capital from the public market; the current and future competitive environment for DSWSI’s business; the weak financial viability of DSWSI; the deteriorating public market to raise necessary capital to further develop DSWSI’s business and fulfill its business plan. During the three-month period ended March 31, 2012, Delta experienced a net loss of approximately $930,000 compared to net income of approximately $17,000 for the same period of the prior year. For the year-ended December 31, 2011, Delta had a net loss of $351,254.
The Board of Directors determined that the Company and its stockholders would benefit from its receipt of $1,600,000 in cash and the Note in the amount of $1,400,000 to better pursue its Business Objective presented by other business opportunities, notwithstanding the fact that it has not identified any specific business opportunities to date.
• Appraisal Rights - The stockholders of Delta will not have any appraisal rights in connection with the sale of the DSWSI Assets owned by the Company.
• Material Federal Tax Consequences - The sale of the DSWSI assets to DLLC will result in a taxable gain of approximately $2.5 million to Delta for federal corporate income tax purposes.  The portion of the taxable gain relating to the Note of $1.4 million will be deferred and become taxable in the year proceeds are received.  Delta currently has an available federal net operating loss of approximately $2.5 million that can be used to offset the taxable gain associated with the asset sale. See “Material Federal Income Tax Consequences” commencing on page 8.

QUESTIONS AND ANSWERS

The following discussion is intended to address briefly some commonly asked questions regarding the sale of all of the assets of DSWSI. These questions and answers may not address all questions that may be important to you as a stockholder of Delta. Please refer to the more detailed information contained elsewhere in this information statement, the Annex to this information statement, and the documents referred to and incorporated by reference in this information statement.
Q: What are the material terms of the Agreement?
A: The Company, DSWSI, DLLC and American have entered into an Agreement, dated as of April 3, 2012, pursuant to which: (i) the Company sold and DLLC purchased 100% of the DSWSI assets, including the name "Delta Seaboard," representing all of the assets of the Company; (ii) Messrs. Derrick and Burleigh resigned as executive officers and as members of Delta’s board of directors; (iii) Mr. Derrick resigned as a director of American; and (iv) Messrs. Derrick and Burleigh transferred and assigned all of their 31,925,832 Delta shares, representing approximately 45% of Delta's outstanding Common Stock and valued at $1,075,000, to American. In consideration for the sale of t all of the assets of DSWSI to DLLC, DLLC paid Delta $1,600,000 in cash and executed the $1,400,000 Note, having a 5 year maturity and bearing interest at 5% per annum. The Note, which is personally guaranteed by Messrs. Derrick and Burleigh and is secured by the 3.2 acre DSWSI Property, provides for the mandatory prepayment of the principal and interest in full upon the sale of the DSWSI Property, which is presently listed for sale at $4.25 million. Delta will receive additional consideration from DLLC equal to the amount that DLLC receives from the planned sale of the 3.2 acre DSWSI Property in excess of $3 million.
Q: Will Delta have any potential liabilities in connection with the sale of DSWSI?
A: The Agreement provides for the sale of the assets of DSWSI on an "AS IS, WHERE IS" basis. In addition, the Agreement further provides that DLLC, the Purchaser, assume all liabilities of Delta, resulting in Delta being free of liabilities upon the closing of the Agreement which occurred on April 3, 2012. Notwithstanding the foregoing, the Agreement requires indemnification by Delta and DLLC and Certain Affiliated Persons for the breach of these representations and the covenants thereunder and certain other matters as provided in the Agreement.
Q: Am I entitled to appraisal rights?
A: No. The Nevada Revised Statutes do not provide for appraisal rights in asset sales transactions unless a corporation’s certificate of incorporation expressly provides for those rights. Our Articles of Incorporation do not provide for appraisal rights under these circumstances.
Q: What factors did our Board of Directors consider in approving the asset sale transaction?
A: In making its decision, our Board of Directors took into account, among other things: the poor business outlook of DSWSI’s business; Delta’s inability of raising sufficient capital from the public market; the current and future competitive environment for DSWSI’s business; the weak financial viability of DSWSI; the deteriorating public market to raise necessary capital to further develop DSWSI’s business and fulfill its business plan.
Q: What vote of stockholders was required for each proposal?
A: All proposals required the affirmative vote of stockholders holding at least a majority of the shares of our Common Stock issued and outstanding. See “Votes Approving the Asset Sale Agreement” and "Joint Consent Approving the Corporate Actions."
Q: What is a quorum?
A: A quorum of the holders of the outstanding shares of our Common Stock must cast their votes. A quorum is present if the holders of a majority of the issued and outstanding shares of our Common Stock entitled to be voted at the Special Meeting are present at the Special Meeting, either in person or by proxy, or by consent in lieu of a Special Meeting.
Q: Who will bear the cost of this Information Statement?
A: Delta shall bear the entire cost of this Information Statement, including mailing the Definitive Information Statement to our stockholders.
Q: What do I need to do now?
A: We urge you to read this Information Statement carefully and to consider how the sale by Delta of all of the assets of DSWSI will affect your investment.
Q: Who can help answer my questions?
A: If you would like additional copies, without charge, of this information statement or if you have questions about the proposals, including the procedures for voting your shares, you should contact:

Rebekah Laird-Ruthstrom, Corporate Secretary
Delta Seaboard International, Inc.
601 Cien Street, Suite 235
Kemah, TX 77565-3077
(281) 334-9479

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE SALE OF THE DELTA ASSETS, PASSED UPON THE MERITS OR FAIRNESS OF THE SALE OF THE DSWSI ASSETS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

This information statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, reflecting management’s current expectations. Examples of such forward-looking statements include our expectations with respect to our future prospects and strategy. Although we believe that our expectations are based upon reasonable assumptions, there can be no assurances that our financial goals or any transactions described herein will be realized. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Numerous factors may affect our actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of our company. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. We assume no obligation to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information.

PROPOSAL 1:                                SALE OF THE ASSETS OF DSWSI, REPRESENTING ALL OF THE DELTA ASSETS

General Background of Delta

On February 3, 2010, the Company and DSWSI completed the reverse merger pursuant to which DSWSI was merged with and into the Company. Prior to this reverse merger transaction, the Company was a shell company, having divested the operations of Hammonds Industries in December 2008.

Description of Delta’s Business

Overview
On September 30, 2003, American acquired a 51% interest in DSWSI and a related entity, Seaboard Well Service (collectively "Delta"), both Texas corporations, pursuant to a stock purchase agreement for cash consideration of $1,000,000. American also issued 400,000 shares of Series A 5% cumulative redeemable convertible preferred stock ("Series A Preferred Stock") to a creditor of Delta in consideration for the release of the creditor’s interest in certain of Delta's coastal rigs and in satisfaction of certain Delta indebtedness.

Delta's Business
Delta's business, prior to the sale of assets on April 3, 2012, was conducted through its wholly-owned subsidiary, DSWSI, which provides well site services including a broad range of products and services that are used by oil companies and independent oil and natural gas companies operating in South and East Texas, and the Gulf Coast market. Delta's services included workover services, plugging and abandonment, and well completion and recompletion services. During 2004, Delta combined its Louisiana operations into its Houston operation and facilities and sold three rigs in Louisiana to third parties. Delta continues to own one land-based rig in Louisiana and five land-based rigs in the Gulf Coast region of Texas.

Background of and Reasons for the Sale of the DSWSI Assets

Since January, 2011, Delta has been trying to raise the necessary equity capital in the public market to further fund its business since acquiring DSWSI in a reverse merger transaction in 2010. At the time of the acquisition, Delta expected that DSWSI would generate sufficient cash flow from operations to expand its business operations, which, in fact, failed to materialize. Further, Delta did not expect that DSWSI would generate sufficient cash flow from operations in the foreseeable future.

In response to the deteriorating business prospects of DSWSI’s business and the expected difficulties in successfully competing in the market for well site services, the Board of Directors, beginning in mid-2011, decided to review certain strategic opportunities as they arose and to obtain additional information regarding such opportunities for consideration and evaluation by the Board of Directors. Through March 2012, the Board of Directors of Delta decided that no such alternative opportunities were viable for further development of DSWSI’s business as a public company.

In December 2011, the Board of Directors of Delta discussed its short, mid and long-term financial outlook and the need for additional capital funding to permit Delta to generate positive cash flow from operations and overall profitability. Management indicated to the Board of Directors that DSWSI would not be able to generate sufficient cash flow from operations to expand its business operations in the foreseeable future. At that time, based on management’s estimates, management believed DSWSI would exhaust its available cash, which was approximately $10,600 at December 31, 2011, by or before mid-2012. Management further discussed the fact that Delta's stock was illiquid stock and had a very limited trading market and as a result it would not be able to raise additional funds to further fund and develop the business of DSWSI at terms acceptable to Delta, if at all. The Board of Directors also discussed various strategic options for DSWSI, including potential suitors and the interest, if any, by Delta's management, to reacquire control of DSWSI.

At a meeting held on January 12, 2012, the Board of Directors of Delta discussed with DSWSI's management, Messrs. Derrick and Burleigh, the outline of proposed term sheet for the sale of all of the assets of DSWSI and the lack of any significant interest in DSWSI business by unaffiliated third parties. At this meeting, the general terms of a transaction were proposed in which all of the assets of DSWSI would be sold to DLCC, a Texas limited liability company that would be formed, owned and controlled by Robert W. Derrick, Jr. and Ronald D. Burleigh, Delta's president and director and vice-president and director, respectively.

During the period from January 12, 2012 through the end of March 2012, Delta, American and DLCC negotiated the Agreement and on or about March 31, 2012, Delta's Board of Directors was presented with and carefully considered a draft of the Agreement. After due consideration of such draft, the Board of Directors of Delta approved, by unanimous written consent dated April 3, 2012, a form of the Agreement. The Delta Board of Directors made this decision after determining that the sale of all of the assets of DSWSI to DLLC would be in the best interests of Delta and its stockholders. The Board of Directors also recommended that the principal stockholders of Delta vote in favor of the sale of all of the assets of DSWSI in a stock sale transaction. The Joint Consent of the Board of Directors and the Majority Stockholders approving the Agreement (attached as Exhibit A.1 hereto) was executed on April 3, 2012, the same date that the parties executed and delivered the Agreement (attached as Exhibit A.2 hereto).

Fairness of the Process

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the sale of all of the assets of DSWSI and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction or the Agreement. The Board of Directors concluded that the additional expense of these independent appraisal procedures was unreasonable in relation to the Company’s available cash resources and concluded that the Board of Directors could adequately establish the fairness of the terms of the Agreement without the engagement of third parties.

Material Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences to: (i) Delta as a result of the sale of all of the assets of DSWSI to DLLC pursuant to the Agreement; and (ii) the holders of Delta’s Common Stock who are United States holders (as hereafter defined) as a result of such sale. For these purposes, a “United States holder” is a stockholder that is: (a) a citizen or resident of the United States; (b) a domestic corporation; (c) an estate whose income is subject to United States federal income tax regardless of its source' or (d) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, Internal Revenue Service rulings, judicial decisions and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. No assurance can be given that the tax treatment described in this proxy statement will remain unchanged at the time of such distributions.

This discussion is for general information only and may not address all tax considerations that may be significant to a holder of our Common. It does not address all U.S. federal income tax consequences or any state, local or foreign tax consequences of Delta’s sale of all of the assets of DSWSI to DLLC. Stockholders subject to special treatment under certain federal income tax laws, including dealers in securities or foreign currency, tax-exempt entities, non-U.S. stockholders, banks, thrifts, insurance companies, mutual funds, persons that hold shares of our stock as part of a “straddle,” a “hedge,” a “constructive sale” transaction or a “conversion transaction,” persons that have “functional currency” other than the U.S. dollar, investors in pass-through entities, stockholders subject to the alternative minimum tax, and persons who acquired their shares of our stock upon exercise of stock options or in other compensatory transactions may be subject to special rules not discussed below. This discussion also does not address the U.S. federal income tax consequences to stockholders who do not hold their shares of our stock as a capital asset. Stockholders are urged to consult their own tax advisors to determine the particular tax consequences.

This discussion has no binding effect on the Internal Revenue Service or the courts and assumes that the sale of assets will be consummated in accordance with the Stock Sale Agreement. No ruling has been requested from the Internal Revenue Service, nor will we seek an opinion of counsel, with respect to the anticipated tax consequences of the sale of assets and the distribution, if any, of the net cash proceeds to the stockholders. If any of the anticipated tax consequences described herein prove to be incorrect, the result could be an increased tax liability at the corporate and/or stockholder level, thus reducing the benefits to us and our stockholders from the sale of assets.

Tax Consequences to Delta
The sale of the DSWSI Assets to DLLC will result in a federal taxable gain of approximately $2.5 million to Delta. The portion of the taxable gain relating to the Note of $1.4 million will be deferred and will become taxable in the year proceeds are received.  Delta currently has an available federal net operating loss of approximately $2.5 million that can be used to offset the taxable gain associated with the asset sale.

Tax consequences to Delta after consummation of the sale of the DSWSI assets. After the consummation of the sale of all of the assets of DSWSI to DLLC, Delta will continue to be subject to federal income taxation on its taxable income, if any, such as interest income, gain from the sale of any remaining assets or income from the collection of accounts receivables not sold to DLLC. In addition, although we currently do not intend to make distributions of property to our stockholders, in the event we do make a distribution of property to our stockholders, Delta may recognize gain upon such a distribution. In such case, Delta will be treated as though it sold the distributed property to the stockholders for its fair market value on the date of the distribution. Management believes that Delta has available a sufficient amount of its net operating loss carry-forward on a consolidated basis to offset any income or gain recognized by Delta as a result of a distribution of property.

Tax Consequences to our Stockholders
Delta does not intent to distribute any cash or property to its stockholders in connection with the Agreement between Delta and DLCC. However, if there were any distribution, which are not anticipated, any amounts received by a stockholder as a result of one or more distributions from Delta would be taxed as a dividend to the extent of the stockholder’s ratable share of Delta’s current and accumulated earnings and profits determined on a consolidated basis.

THE FOREGOING SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY STOCKHOLDER. EACH STOCKHOLDER IS URGED TO CONSULT A TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE SALE OF THE DELTA SAHRES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS AND CHANGES IN APPLICABLE TAX LAWS.

MARKET PRICE AND DIVIDEND DATA

Our Common Stock is subject to quotation on the pink sheets. There has only been limited trading activity in our Common Stock.  Quotation of the Company's securities on the pink sheets limits the liquidity and price of the Company's Common Stock more than if the Company's shares of Common Stock were listed on The Nasdaq Stock Market or a national exchange.  For the periods indicated, the following table sets forth the high and low bid prices per share of Common Stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Fiscal 2011		Fiscal 2010
	High	Low	High	Low
First Quarter ended March 31	$0.14	$0.03	$0.10	$0.03
Second Quarter ended June 30	$0.09	$0.04	$0.65	$0.01
Third Quarter ended September 30	$0.08	$0.02	$0.23	$0.04
Fourth Quarter ended December 31	$0.15	$0.01	$0.16	$0.03

As of December 31, 2011, our shares of Common Stock were held by approximately 232 stockholders of record. The transfer agent for our Common Stock is First American Stock Transfer, Inc., 4747 North 7th Street, Suite 170, Phoenix, AZ 85014.

Dividends

Holders of Common Stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore. We have never declared cash dividends on our Common Stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

PROPOSAL NO. 2:                                           THE REVERSE SPLIT AND NAME CHANGE

On April 3, 2012, the date of the Joint Consent, the Company’s Board of Directors also unanimously approved an amendment to the Company's Articles of Incorporation to: (i) affect a reverse stock split whereby all outstanding shares of the Company's $0.0001 par value Common Stock will be subject to a Reverse Split on a One for One Hundred (1:100) basis; and (ii) change the Company's name from Delta Seaboard International, Inc. to American International Holdings Corp. The Amended Articles were authorized and approved by the Joint Consent of the Board of Directors and Majority Stockholders dated April 3, 2012, a copy of which is attached hereto as Exhibit A.1. In connection with the Reverse Split and the sale of the DSWSI assets, the Company's Board of Directors also adopted a resolution to authorize and approve the change of the Company's name from Delta Seaboard International, Inc. to American International Holdings Corp. The reason for the Company's Name Change was the fact that the sale of the DSWSI Assets included the asset represented by the name "Delta Seaboard." As a result, the Company also intends to change the name of DSWSI.

Background and Purposes of the Reverse Split

The Reverse Split of the Company’s currently 74,661,876 issued and 74,648,376 outstanding shares of Common Stock will reduce the number of issued and outstanding shares to 746,619 and 746,484 shares, respectively, without changing the 195,000,000 authorized shares of Common Stock. The Board of Directors believes that the Reverse Split will benefit all stockholders, as without the Reverse Split, the Company may have problems to seek additional capital for its future business.

The reduction in the number of outstanding shares could adversely affect the trading market for our Common Stock by reducing the relative level of liquidity of the shares of Common Stock. Further, there can be no assurance that the Reverse Split will result in a proportionate increase or, for that matter, any increase, in the price of the shares of Common Stock subject to quotation on the OTC Market.

Any new shares issued following the Effective Date of the Reverse Split will be fully paid and non-assessable shares. On the Effective Date of the Reverse Split, the number of stockholders will remain unchanged because those stockholders who would otherwise receive only be entitled to receive a fractional share will receive a number of shares rounded up to the next whole integer.

The Reverse Split will not change the number of authorized shares of Common Stock or the par value of our Common Stock. While the aggregate par value of our outstanding Common Stock will be reduced as a result of the Reverse Split, our additional paid-in capital will be increased by a corresponding amount. Therefore, the Reverse Split will not affect our total stockholders' equity. All share and per share information will be retroactively adjusted to reflect the Reverse Split for all periods presented in our future financial reports and regulatory filings.

Following the Reverse Split, we will have approximately 746,619 and 746,484 shares of Common Stock issued and outstanding, respectively, rather than the 74,661,876 and 74,648,376 shares of Common Stock currently issued and outstanding, respectively

At June 7, 2012, the date immediately preceding the filing of this Information Statement on Schedule 14C, the closing price of our shares subject to quotation on the OTC Market was $0.069 and the total market value (based on the 74,648,376 shares of Common Stock outstanding on June 7, 2012, was approximately $5,150,738.

Rationale for the Reverse Split

The Board of Directors believes that a Reverse Split should, at least initially, increase the price of our shares of Common Stock to approximately $6.90 per share. While the Reverse Split will not increase to total market value of our Common Stock, the Board of Directors believes that the increase in our share price, which increase will not necessarily be sustained, should make our shares more attractive to potential investors in connection with prospective new business opportunities, encourage investor interest and trading in, and possibly the marketability of, our Common Stock.

In addition, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current per share price of our Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that constitute a higher percentage of their total share value than would be the case if the share price of our Common Stock were higher. This difference in transaction costs may also further limit the willingness of institutional investors to purchase shares of our Common Stock.

Trading in our shares also may be adversely affected by a variety of policies and practices of brokerage firms that discourage individual brokers within those firms from dealing in low-priced stocks. These policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Similarly, many brokerage firms are reluctant to recommend low-priced stocks to their customers and the analysts at many brokerage firms do not provide coverage for such stocks. The Board also believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Split, and the anticipated increase in the price of the Common Stock, could generate interest in the Common Stock and possibly promote greater liquidity for the Company’s stockholders. However, the Company’s aggregate market capitalization could be reduced to the extent that any increase in the market price of the Common Stock resulting from the Reverse Split is proportionately less than the decrease in the number of shares of Common Stock outstanding.

The Board further believes that the total number of shares of our Common Stock currently outstanding is disproportionately large relative to our present market capitalization and that the Reverse Split would bring the number of outstanding shares to a level more in line with other companies with comparable market capitalizations. Moreover, the Board considered that when the number of outstanding shares of Common Stock is unreasonably large in relation. Upon implementation of the Reverse Split and decrease the number of shares of Common Stock that are issued and outstanding, the Company believes that may be easier to attract potential business opportunities.

We ultimately cannot predict whether, and to what extent, the Reverse Split would achieve the desired results.

Accordingly, there can be no assurance that the market price of our Common Stock after the Reverse Split would increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or would increase at all, that any increase can be sustained for a prolonged period of time or that the Reverse Split would enhance the liquidity of, or investor interest in, our Common Stock.

Notwithstanding the foregoing, our Board of Directors believes that the potential positive effects of the Reverse Split outweigh the potential disadvantages. In making this determination, our Board of Directors has taken into account various negative factors, including: (i) the negative perception of Reverse Splits held by some stock market participants; (ii) the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and (iii) the costs associated with implementing the Reverse Split. The effect of the Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to ours is varied. It is also possible that the Reverse Split may not increase the per share price of our Common stock in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the per share price, which depends on many factors.

After considering the foregoing factors, our Board determined that submitting the filing of the Articles of Amendment to implement the Reverse Split is in our best interests and that of our stockholders.

Effects of the Reverse Split

The Certificate of Amendment to our Certificate of Incorporation will implement the Reverse Split of our issued and outstanding Common Stock. The Company's Common Stock is subject to quotation on the OTC Market under the symbol “HMDI.” Upon the Effective Date of the Reverse Split, FINRA will assign a new symbol to the Company’s Common Stock and add the letter “D” to the new symbol for a period of twenty (20) business days to indicate to the brokerage and investment community that the Reverse Split has occurred and on the twentieth (20th) business day FINRA will remove the letter "D" from the newly assigned symbol.

With the exception of the number of shares of Common Stock outstanding, the rights and preferences of shares of our Common Stock prior and subsequent to the Reverse Split would remain the same. We do not anticipate that our financial condition, the percentage of our stock owned by management, the number of our stockholders, or any aspect of our current business would materially change as a result of the Reverse Split.

Our Common Stock is currently registered under Section 15(d) of the Exchange Act. The proposed reverse stock split would not affect the registration of our Common Stock under the Exchange Act.

After the Effective Date of the Reverse Split, each stockholder would own a reduced number of shares of our Common Stock, based upon the ratio of One for One Hundred (1:100). However, a Reverse Split would affect all of our stockholders equally and will not affect any stockholder’s percentage ownership of the Company, except for the immaterial result that the Reverse Split shall involve in the rounding up of any fractional shares up to the next whole number of shares, as described herein. For example, a holder of two (2%) percent of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Split would continue to hold two (2%) percent of the voting power of the outstanding shares of Common Stock after the Reverse Split. Proportionate voting rights and other rights and preferences of the holders of our Common Stock would not be affected by the Reverse Split. There will be no payment of cash in lieu of any fractional shares. Furthermore, the number of stockholders of record would not be affected by the Reverse Split.

Authorized but Unissued Shares; Potential Dilution and Anti-Takeover Effects

Upon the Effective Date of the Reverse Split, the Company will have 746,619 shares issued and 746,484 shares outstanding and will have 195,000,000 shares of authorized Common Stock. These additional shares would be available for issuance from time to time for business purposes as reasonably determined by the Board of Directors. In connection with capital-raising transactions and acquisitions of technologies, or assets, consistent with our current business objectives.

The significant increase in the proportion of unissued authorized shares to issued shares after the Reverse Split could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of our company with another company), we are not proposing the Reverse Split in response to any effort of which we are aware to accumulate any of our shares of our Common Stock or to otherwise seek to obtain control of the Company. Our Board of Directors does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of anyone to take over or change the control of the Company.

We believe that the availability of the additional shares will provide us with the flexibility to pursue potential transactions as they arise, to take advantage of desirable business opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of shares of Common Stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements.

If we issue additional shares for any of the above purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially. Although we continually examine potential transactions, we have no current plans or arrangements to issue any additional shares of Common Stock. Furthermore, the additional shares of Common Stock that would become available for issuance upon the Effective Date of the Reverse Split could also be used by the Company’s management to oppose any potential hostile takeover attempt or delay or prevent changes in control or changes in or removal of the Company.

For example, without further stockholder approval, our Board of Directors could authorize the issuance and sale of shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although the Reverse Split have been prompted by business and financial considerations as discussed above, stockholders nevertheless should be aware that approval of one or more of the proposals could facilitate future efforts by management to deter or prevent a change in control of the Corporation.

Following the Reverse Split, the Company will continue to have 195,000,000 shares of Common Stock authorized and approximately 746,619 shares of Common Stock outstanding and, as a result, the Company will have approximately 194,250,000 authorized but unissued shares of Common Stock available for issuance from time to time at the discretion of the Board of Directors. Notwithstanding the forgoing, the Board has no present plans to use any of the additional shares of Common Stock that will become available. Further, the Board does not currently contemplate entering into any arrangements or recommending the adoption of any other provisions, such as supermajority voting requirements, that may have material anti-takeover consequences.

Accounting Matters

The Reverse Split would not affect the par value of our Common Stock. As a result, on the Effective Date of the Reverse Split, the stated par value capital on our balance sheet attributable to our Common Stock would be reduced and the additional paid-in capital account would be increased by the amount by which the stated capital is reduced. The net income or loss per share and net book value per share of our Common Stock would be increased because there would be fewer shares of our Common Stock outstanding.

We present earnings per share (“EPS”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share,” and we will comply with the requirements of SFAS No. 128 with respect to reverse stock splits. In pertinent part, SFAS No. 128 says as follows: “If the number of common shares outstanding decreases as a result of a reverse stock split, the computations of basic and diluted EPS shall be adjusted retroactively for all periods presented to reflect that change in capital structure. If changes in Common Stock resulting from reverse stock splits occur after the close of the period but before issuance of the financial statements, the per-share computations for those and any prior-period financial statements presented shall be based on the new number of shares. If any per-share computations reflect such changes in the number of shares, that fact shall be disclosed.”

Fairness of the Process

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the additional expense of these independent appraisal procedures was unreasonable in relation to the Company’s available cash resources and concluded that the Board of Directors could adequately establish the fairness of the Reverse Split without the engagement of third parties.

Street Name Holders of Common Stock

The Company intends for the Reverse Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to affect the Reverse Split for their beneficial holders. However, nominees may have different procedures. Accordingly, stockholders holding Common Stock in street name should contact their nominees.

Stock Certificates

Mandatory surrender of certificates is not required by our stockholders. The Company's transfer agent will adjust the record books of the company to reflect the Reverse Split as of the Effective Date of the Reverse Split. New certificates will not be mailed to stockholders.

Federal Income Tax Consequences

The following description of federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this information statement. The discussion is for general information only and does not cover any consequences that apply for special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). We urge all stockholders to consult their own tax advisers to determine the particular consequences to each of them of the reverse stock split.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. We believe, however, that because the reverse stock split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the reverse stock split would have the federal income tax effects described below:
The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes. In the aggregate, a stockholder’s basis in the post-split shares would equal that stockholder’s basis in the pre-split shares. A stockholder’s holding period for the post-split shares would be the same as the holding period for the pre-split shares exchanged therefore. Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefore would also be held as a capital asset.

As stockholders are not receiving cash in lieu of any fractional share interest, but instead fractional shares are being rounded up to the next whole share, it is unlikely that stockholders would be treated as if our company had redeemed any fractional share interest. It is therefore unlikely that rounding up fractional shares would result in any gain or loss recognition by stockholders. Our company should not recognize gain or loss as a result of the reverse stock split.

Reasons for the Name Change

On April 3, 2012, the Company sold all of the assets of its wholly-owned subsidiary, DSWSI, a Texas corporation, including the name "Delta Seaboard," to DLLC, a Texas limited liability company. The Company's current Business Objective is to seek a business combination with an operating company and as a result, the Company's Board of Directors has determined to change the Company's name from Delta Seaboard International, Inc., which name is part of the assets sold in the DSWSI transaction, to American International Holding Corp. The Company also intends to change the name of DSWSI on or before the Effective Date of the Name Change.

The Name Change will be effective when the amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Nevada. Upon the filing of the Definitive Information Statement with the SEC, the Company will submit documentation to FINRA required for their authorization and approval of the Reverse Split and Name Change, including the filed copy of the Articles of Amendment to the Articles of Incorporation. Upon the approval by FINRA of the Reverse Split and the Name Change (the "Effective Date"), FINRA will assign a new symbol to the Company’s Common Stock and add the letter “D” to the new symbol for a period of twenty (20) business days to indicate to the brokerage and investment community that the Reverse Split has occurred. On the twentieth (20th) business day, FINRA will remove the letter "D" from the newly assigned symbol to indicate that the Company’s Name Change and Reverse Split are effective.

Upon the Effective Date of the Name Change, Article I of the Company’s Certificate of Incorporation will be amended to read in its entirety as follows:

ARTICLE I

The name of the corporation is: American International Holdings Corp.;

Upon the Effective Date of the Reverse Split, Article IV of the Company’s Articles of Incorporation will be amended to read in its entirety as follows:

ARTICLE IV

"The total number of shares which the Corporation shall have the authority to issue is 200,000,000 shares of capital stock consisting of 195,000,000 shares of common stock, par value $0.0001 per share and 5,000,000 shares of preferred stock, $0.0001 par value per share, and that the Board of Directors has the authority to establish one or more series of preferred stock and fix the relative rights and preferences of any series of preferred stock to be determined by the Board of Directors. The 74,661,876 and 74,648,376 shares of common stock issued and outstanding, respectively, will be reduced on a one-for-one hundred (1:100) basis to a total of 746,619 and 746,484 shares of common stock issued and outstanding, respectively.”

If the Reverse Split and the Name Change become effective, the rights of stockholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The Reverse Split and the Name Change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for stockholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the Reverse Split or the Name Change.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth information regarding the beneficial ownership of our Common Stock at May 31, 2012, reflecting the closing of the Agreement on April 3, 2012. The information in this table provides the ownership information for: each person known by us to be the beneficial owner of more than 5% of our Common Stock; each of our directors; each of our executive officers; and our executive officers and directors as a group. Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)
American International Industries, Inc.	64,785,677	86.8%
601 Cien Street, Suite 235
Kemah, TX 77565

Daniel Dror, Chairman and CEO	1,000,000	1.4%
601 Cien Street, Suite 235
Kemah, TX 77565

Sherry McKinzey, Director, VP and CFO	211,840	0.3%
601 Cien Street, Suite 235
Kemah, TX 77565

Charles R. Zeller, Director	1,024 (3)	0.0%
601 Cien Street, Suite 235
Kemah, TX 77565

Directors and Officers (3 persons)	65,998,531 (2)	88.4%

(1) Applicable percentage ownership is based on 74,648,376 shares of Common Stock outstanding as of May 31, 2012. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of May 31, 2012 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes shares owned by American International Industries, Inc.
(3) The shares are held by Charles R. Zeller as Trustee for the Jonathan and Joseph Zeller Trust.

PROPOSAL NO. 3:                                           ELECTION OF DIRECTORS

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

At present, we have two officers and three directors. We may elect one or more additional directors and appoint additional officers in connection with our intent to pursue new business opportunities or entering into a business combination. Our directors are elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified. The following table sets forth the name, age and position held with respect to our present directors and executive officers:

Name	Age	Positions
Daniel Dror	71	Chairman and CEO
Sherry L. McKinzey	51	Director, VP and CFO
Charles R. Zeller	70	Director
(1) Messrs. Derrick and Burleigh resigned as officers and directors of the Company in connection with the April 3, 2012 sale of DSWSI.

Daniel Dror, Chairman of the Board and CEO, has served as Chief Executive Officer, President and Chairman of the Board of American International Industries, Inc. since September 1997. From April 2005 to December 2008, Mr. Dror served as Chairman and CEO of Hammonds Industries, Inc. and resumed this position on December 31, 2009.  From 1994 to 1997, Mr. Dror served as Chairman of the Board and Chief Executive Officer of Microtel International, Inc., a public company in the telecommunication business. From 1982 until 1993, Mr. Dror served as Chairman of the Board and Chief Executive Officer of Kleer-Vu Industries, Inc., a public company.

Sherry L. McKinzey, Director, VP and CFO, has served as Chief Financial Officer of American International Industries, Inc. since June 1, 2007, and has been with American since August 1, 2006. Ms. McKinzey served as Delta's CFO from June 2007 to December 2008, and resumed her position on December 31, 2009. Ms. McKinzey graduated with a B.S. in Accounting from the University of Alabama and has been a Certified Public Accountant since 1986.  She has held positions in both public and industry accounting.  Prior to joining the Company, Sherry worked for El Paso Corporation for 14 years as a supervisor for various accounting departments and as a training and development consultant.

Charles R. Zeller, Director, was appointed to the Board of Directors of the Company in 2011. He has served as a director of the American International Industries, Inc. since 2000. Mr. Zeller is a developer of residential subdivisions including Cardiff Estates, 800 acres subdivision in Houston, TX and estate of Gulf Crest in downtown Pearland, Texas. He has extensive experience in real estate and finance and has been a real estate investor and developer for over 35 years, including shopping centers, office buildings, and apartment complexes and the financing of such projects. Mr. Zeller is the President of RealAmerica Corporation.

Code of Ethics

The Registrant has adopted a Code of Ethics that are designed to deter wrongdoing and to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in the Registrant's SEC reports and other public communications. The Code of Ethics promotes compliance with applicable governmental laws, rules and regulations.

Section 16(a) Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires the Registrant's directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Registrant's Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Registrant pursuant to Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that its officers and directors and ten percent (10%) shareholders have not filed reports required to be filed under Section 16(a).

EXECUTIVE COMPENSATION

The following tables contain compensation data for the Chief Executive Officer and other named executive officers of the Company for the fiscal years ended December 31, 2011 and 2010:

Summary Compensation Table
					Long Term
		Annual Compensation			Compensation Awards
				Other		Securities
				Annual	Stock	Underlying	Total
		Salary	Bonus	Compensation	Award(s)	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	($) (1)	($)	($)
Daniel Dror,	2010	-	-	-	-	-	-
Chairman and CEO	2011	-	-	-	$50,000	-	$50,000

Sherry McKinzey,	2010	-	$2,500	-	-	-	$2,500
Director, VP and CFO	2011	-	$5,000	-	$8,750	-	$13,750

Robert W. Derrick, Jr.,	2010	$125,417	-	-	$423,875	-	$549,292
Director and President	2011	$142,000	-	-	$25,000	-	$167,000

Ron Burleigh,	2010	$92,022	-	$33,395 (2)	$423,875	-	$549,292
Director and VP	2011	$105,000	-	$35,000 (2)	$25,000	-	$165,000

(1) (2)	See "Stock-Based Compensation" in note 1 to the financial statements for valuation assumptions. Represents payments for personal insurance premiums for Mr. Burleigh.

Grants of Plan-Based Awards

None.

Director Summary Compensation Table

The directors serve without cash compensation, but may be granted stock as bonus compensation from time to time. The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2011.

Director Summary Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles R. Zeller	$-	$-	-	-	-	$-
 (1) Daniel Dror, Chairman and CEO, Sherry McKinzey, VP and CFO, Robert W. Derrick, Jr., President, and Ron Burleigh, VP, are not included in this table. The compensation received by these officers and directors, as employees of the Company, are shown in the Executive Summary Compensation Table. Messrs. Derrick and Burleigh resigned as officers and directors on April 3, 2012.

ADDITIONAL INFORMATION

The Company is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

We will post this Definitive Information Statement on Schedule 14C on the Company’s website: http://www.americanii.com. We will also provide without charge, to each person to whom a information statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

By order of the Board of Directors of
Delta Seaboard International, Inc.
601 Cien Street, Suite 235
Kemah, TX 77565-3077
(281) 334-9479
June 25, 2012